Alterola Biotech Signs Letter of Intent with Bright Green for Strategic Partnership to Advance Development of Pharmaceutical-Grade Cannabis

Bright Green to acquire 25% of Alterola’s outstanding common shares from existing common shareholders for total considered value of US$4 million, subject to customary regulatory approvals

Partnership with Alterola expected to support Bright Green’s ability to manufacture and distribute federally compliant, pharmaceutical-grade cannabis and derivatives

Nevada, September 2, 2022 – Alterola Biotech Inc. (OTC PINK:ABTI), a U.K.-based pharmaceutical company focused on developing cannabinoid and cannabinoid-like medicines and products today announced that it has signed a letter of intent ("LOI") with Bright Green Corporation (NASDAQ: BGXX) (“Bright Green” or “the Company”), one of the very few companies selected by the U.S. government to grow, manufacture, and sell, legally under federal and state laws, cannabis and cannabis-related products for research, pharmaceutical applications and affiliated export. The transaction is expected to close in the second half of 2022, subject to customary closing conditions and regulatory clearance.

Bright Green will initially purchase 25% of the outstanding common shares of Alterola for a total considered value of US$4 million, with a 6 month option to purchase Alterola’s remaining issued common shares for an additional $6 million and approximately $40 million in stock. As part of the strategic partnership, Alterola will acquire cannabis and cannabis extracts, derivatives, products and research services from Bright Green, enabling a well-integrated collaboration that is expected to create a strong pathway to securing the supply of cannabis and derivative products to the pharmaceutical industry.

“Alterola is a natural partner for Bright Green,” said Terry Rafih, Bright Green’s Interim Chief Executive Officer and Chairman of the Board. “Their focus on pharmaceutical development and improved drug delivery of such compounds – coupled with a strong and experienced leadership team who have previously commercialized pharmaceutical cannabinoids – will help accelerate our operations as we continue to scale our business and solidify our unique position in the value chain.”

“We are excited to partner with Bright Green in harnessing the therapeutic potential of cannabinoids and cannabinoid-like compounds,” said Alterola’s Interim Chief Executive Officer, Seamus McAuley. “We have been focused on developing medicines from botanical, traditional chemical synthesis and biosynthetic methods for patients across the globe and believe Bright Green is a key strategic partner that will allow us to achieve our mutual missions of improving quality of life through these therapies.”

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management as of such date. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2022 and declared effective May 13, 2022, and in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 12, 2022, as well as other documents that may be filed by the Company from time to time with the SEC. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release. Additional information regarding these and other factors that could affect the company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC's website at www.sec.gov.

About Alterola Biotech

Alterola Biotech Inc. is a UK based pharmaceutical company developing cannabinoid, cannabinoid-like, and non-cannabinoid pharmaceutical active pharmaceutical ingredients (APIs) and targeting European novel food approval of cannabinoid-based, cannabinoid-like and non-cannabinoid ingredients and products.

About Bright Green
Bright Green is one of the very few companies selected by the US government to grow, manufacture, and sell, legally under federal and state laws, cannabis and cannabis-related products for research, pharmaceutical applications and affiliated export. Our conditional approval based on already agreed terms from the U.S. Drug Enforcement Administration gives us the opportunity to advance our vision of improving quality of life through the opportunities presented by cannabis-derived therapies. To learn more, visit www.brightgreen.us.

Alterola Investor Relations Contact

ir@alterolabio.com

Bright Green Media Contact
BrightGreen@edelman.com

Bright Green Investor Relations Contact
BrightGreenIR@edelman.com

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